Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MAY 31, 2014

Midlothian, June 23, 2014 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2014.

Financial Overview

The Company’s consolidated net sales for the quarter were $141.2 million, an increase of $2.7 million or 1.9%, from $138.5 million for the same quarter last year. At the segment level, print sales were up $7.0 million, or 8.6%, while apparel sales declined $4.2 million or 7.4% in comparison to the same quarter last year. Consolidated gross profit margin (“margin”) decreased from 25.9% for the same quarter last year to 25.1% for this year’s quarter. At the segment level, print margin increased 80 basis points, from 29.7% to 30.5%, due to improved operational efficiencies, while apparel margin decreased 430 basis points, from 20.3% to 16.0%, due to lower selling prices and slightly higher input costs. As a result, net earnings decreased slightly from $8.5 million, or 6.1% of net sales, for the previous year’s quarter to $8.0 million, or 5.7% of net sales, for this year’s quarter. Diluted earnings per share decreased from $0.33 for the 2013 quarter to $0.31 for the 2014 quarter.

Non-GAAP Reconciliations

The Company believes the non-GAAP financial measure EBITDA (EBITDA is calculated as net earnings before interest, taxes, depreciation, and amortization) provides important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. The Company believes adding back the specified items to net earnings provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, provides management with a more relevant measurement of operating performance and is more useful in assessing management performance. In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit facility. While management believes this non-GAAP financial measure is useful in evaluating Ennis, this information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP.

During the quarter, the Company generated $17.3 million in EBITDA compared to $17.0 million for the comparable quarter last year.

The following table reconciles EBITDA, a non-GAAP financial measure, to the most comparable GAAP measure, net earnings (dollars in thousands):

	Three months ended May 31,
	2014	2013
Net earnings	$8,032	$8,506
Income taxes	4,717	4,997
Interest expense	502	251
Depreciation/amortization	4,036	3,219

EBITDA (non-GAAP)	$17,287	$16,973

% of sales	12.2%	12.3%

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “Overall we are pleased with our results for the quarter. Our print margins improved during the quarter as we continued to make operational improvements at our recent acquisitions. The apparel market, as noted previously, continues to be very challenging. The unusually cold winter seemed to have further stressed the retail market. While the market had some improvement as the quarter progressed, pricing continued to be extremely competitive, especially given the recent increases in raw material and other input costs. Based on the previous quarter, we planned for some of the market dynamics experienced; but what was not anticipated was the extent of the negative retail environment, which impacted our ability to achieve projected contributions from our apparel operations. However, we did see some improvement in the retail market as our quarter progressed. Whether this will continue is unknown. In addition, whether the discounted pricing prevalent in the marketplace will continue throughout the year is also unknown. We believe we are well positioned to make positive strides forward during the remainder of the year. On the print front, we continue to be pleased with the progression of our most recent print acquisitions and look forward to the integration and contribution of our recent acquisition of Sovereign Business Forms and related entities. Overall, while the market continues to be challenging on the apparel side, we remain optimistic about the remainder of the fiscal year.”

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: print and apparel. The print segment manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products. The apparel segment manufactures T-shirts and distributes T-shirts and other active-wear apparel through nine distribution centers located throughout North America.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2014. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Condensed Financial Information

(In thousands, except share and per share amounts)

	Three months ended
	May 31,
	2014	2013
Condensed Operating Results
Revenues	$141,186	$138,466
Cost of goods sold	105,798	102,671

Gross profit margin	35,388	35,795
Operating expenses	21,794	22,198

Operating income	13,594	13,597
Other expense	845	94

Earnings before income taxes	12,749	13,503
Income tax expense	4,717	4,997

Net earnings	$8,032	$8,506

Weighted average common shares outstanding
Basic	25,973,227	26,038,068

Diluted	25,987,377	26,055,869

Earnings per share
Basic	$0.31	$0.33

Diluted	$0.31	$0.33

	May 31, 2014	February 28, 2014
Condensed Balance Sheet Information
Assets
Current assets
Cash	$13,266	$5,316
Accounts receivable, net	63,904	63,695
Inventories, net	129,598	130,095
Other	15,642	15,037

	222,410	214,143

Property, plant & equipment	90,228	91,565
Other	229,253	230,639

	$541,891	$536,347

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$21,290	$22,062
Accrued expenses	21,301	19,815

	42,591	41,877

Long-term debt	105,500	105,500
Other non-current liabilities	26,876	26,035

Total liabilities	174,967	173,412

Shareholders’ equity	366,924	362,935

	$541,891	$536,347

	Three months ended May 31,
	2014	2013
Condensed Cash Flow Information
Cash provided by operating activities	$13,312	$21,551
Cash used in investing activities	(303)	(662)
Cash used in financing activities	(5,382)	(12,501)
Effect of exchange rates on cash	323	(224)

Change in cash	7,950	8,164
Cash at beginning of period	5,316	6,232

Cash at end of period	$13,266	$14,396